Exhibit 99.1

Earnings Press Release

Hannon Armstrong Sustainable Infrastructure Capital, Inc. Announces 133% Increase in Dividend to $0.14 per share on Third Quarter Core earnings of $0.14 per share—

Annapolis, MD – November 7, 2013 – Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“Hannon Armstrong” or the “Company;” NYSE: HASI), a leading sustainable infrastructure investor, today reported financial results for the quarter ended September 30, 2013 and announced it will increase its dividend from $0.06 per share to $0.14 per share.

“We are pleased with our latest quarterly results as we continue to execute on our business model of financing sustainable infrastructure projects and delivering strong, risk adjusted returns to shareholders,” said Chief Executive Officer Jeffrey Eckel. “On an annualized basis, our new dividend represents approximately a 4.5% yield based on our current share price and we expect to achieve our targeted 7% yield by the end of the year.”

Highlights

•	Completed over $200 million of transactions in the third quarter

•	Approximately 75% of the transactions closed since the IPO represent repeat business from our existing origination relationships

•	Diversified pipeline of investment opportunities remains in excess of $2.0 billion

•	For the quarter, total revenue net of investment interest expense increased by 67% over Q2 2013

•	Core earnings of $0.14 per share, an increase of 100% over the post IPO Q2 2013 period

“Our longstanding relationships with our Global 1000 partners provide a “drop down” platform for continued originations, as evidenced by our repeat business over the quarter. We leverage the broad reach of these industrial and service companies who develop, engineer, build and operate the assets we finance, with the added benefit of being able to independently underwrite each project,” said Mr. Eckel. “The result is repeatable, diversified originations in an energy services market that the US Department of Energy forecasts could double or triple in size by the end of this decade.”

Q3 Dividend and Change to the Dividend Payment Schedule

The Board of Directors of the Company has authorized a quarterly cash dividend of $0.14 per share of common stock, payable on November 22, 2013, to stockholders of record on November 18, 2013. The Board of Directors has reviewed the timing of the dividend payments by various REITs and determined that a change in the quarterly payment schedule was merited. Thus, the Company will announce its dividend in the last month of future quarters. For example in Q4 2013, the Company intends to declare its dividend in December and make payment in January 2014.

Third Quarter 2013 Financial Results

Hannon Armstrong reported third quarter Core earnings of $2.3 million, or $0.14 per share, as compared to Core earnings of $1.1 million, or $0.07 per share, in Q2 2013. As set out in the reconciliation table below, Core earnings represent earnings attributable to the Company, excluding earnings allocated to minority interest holders, non-cash equity based compensation, amortization of intangible assets and non-cash income taxes. Core earnings in the third quarter of 2013 reflect the add-back of $0.5 million of non-cash expenses to earnings attributable to the Company’s shareholders of $1.8 million, or $0.11 per share.

For the quarter, total revenue net of investment interest expense increased by approximately 67% to $4.8 million from $2.9 million in Q2 2013. Included in Q3 investment interest expense was $0.3 million of non-cash amortization of deferred financing costs related to the new credit facility.

For the quarter, GAAP other expenses, net were $2.9 million including $0.5 million for equity-based compensation and intangible amortization charges that are added back for Core earnings. Total GAAP expenses in the second quarter were $8.6 million including $6.2 million for equity based compensation and intangible amortization charges that are added back for Core earnings. Adjusting for both charges, total non-GAAP other expenses, net were flat at $2.4 million for the last two quarters. On the balance sheet, investments rose to $436 million, an increase of $102 million compared to $334 million in the prior quarter and the Company borrowed $84 million under its new credit facility.

“The growth in total revenue, net of investment interest expense and in Core earnings is a reflection of our robust business model and the significant investment opportunities we see in sustainable infrastructure assets,” said Chief Financial Officer Brendan Herron. “Our recourse leverage in the quarter was approximately 0.5 to 1. We expect to see continued growth in net investment revenue as we increase that leverage towards our 2 to 1 target. We also expect to see the benefit of internal management operating leverage as net investment revenue from yielding assets should grow significantly faster than expenses.”

An explanatory note providing additional details on Core earnings and the Company’s predecessor entity, including a reconciliation of the Company’s net income to Core earnings, as well as the condensed consolidated statement of operations and balance sheet of the Company is attached to this press release as an exhibit.

Conference Call and Webcast Information

Hannon Armstrong will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-0784, or for international callers, 1-201-689- 8560, and provide the conference ID # 10000611 or ask for the Hannon Armstrong conference call. Replays of the entire call will be available through November 15, 2013 at 1-877-870-5176, or, for international callers, at 1-858-384-5517, conference ID # 10000611. A webcast of the conference call will also be available through the Investor Relations section of the Company’s website, www.hannonarmstrong.com. A copy of this press release is also available on the Company’s website.

About Hannon Armstrong

Hannon Armstrong makes debt and equity investments in sustainable infrastructure projects. We focus on profitable projects that increase energy efficiency, provide cleaner energy, positively impact the environment or make more efficient use of natural resources. We began our business more than 30 years ago, and since 2000, using our direct origination platform, we have provided or arranged over $4.3 billion of financing in more than 450 sustainable infrastructure transactions. Hannon Armstrong targets projects that have high credit quality obligors, fully contracted revenue streams and inherent economic value.

Hannon Armstrong Sustainable Infrastructure Capital, Inc. based in Annapolis, MD, has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with the year ending December 31, 2013.

Forward Looking Statements

Some of the information contained in this press release are forward-looking statements and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “target,” or similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in our prospectus dated April 17, 2013 that was filed with the U.S. Securities and Exchange Commission under SEC Registration number 333-186711, as well as in other reports that we file with the SEC. Those factors include:

•	the state of government legislation, regulation and policies that support energy efficiency, renewable energy and sustainable infrastructure projects and that enhance the economic feasibility of energy efficiency, renewable energy and sustainable infrastructure projects and the general market demands for such projects;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets or the general economy;

•	our business and investment strategy; our relationships with originators, investors, market intermediaries and professional advisers;

•	competition from other providers of financing;

•	actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of actions, initiatives and policies undertaken by these authorities;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities; economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements on favorable terms, including securitizations; general volatility of the securities markets in which we participate; changes in the value of our assets;

•	our portfolio of assets; our investment and underwriting process;

•	interest rate and maturity mismatches between our assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	effects of hedging instruments on our assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to qualify, and maintain our qualification, as a REIT for U.S. federal income tax purposes

•	our ability to maintain our exception from registration under the Investment Company Act of 1940;

•	availability of opportunities to originate energy efficiency, renewable energy and sustainable infrastructure projects;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

Forward-looking statements are based on estimates as of the date of this press release. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this earnings release.

The risks included here are not exhaustive. Additional factors could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Investor Relations

410-571-6189

investors@hannonarmstrong.com

Exhibit

EXPLANATORY NOTES

Financial Results Prior to the Date of the IPO

The Company completed its initial public offering of its shares of common stock (the “IPO”) on April 23, 2013. Concurrently, Hannon Armstrong Capital, LLC (the “Predecessor”), the entity that operated the historical business prior to the consummation of the IPO, became a subsidiary of the Company. To the extent any of the financial data included in this earnings release is as of a date or from a period prior to April 23, 2013, such financial data is that of the Predecessor. The financial data for the Predecessor for such periods do not reflect the material changes to the business as a result of the capital raised in the IPO including the broadened types of projects undertaken, the enhanced financial structuring flexibility and the ability to retain a larger share of the economics from the origination activities. Accordingly, the financial data for the Predecessor is not necessarily indicative of the Company’s results of operations, cash flows or financial position following the completion of the IPO.

Core Earnings

Core earnings is a non-GAAP financial measure. The Company calculates Core earnings as GAAP net income (loss) excluding non-cash equity compensation expense, amortization of intangibles and any non-cash tax charges. The amount is also adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as approved by a majority of the Company’s independent directors.

The Company believes that Core earnings provides an additional measure of its core operating performance by eliminating the impact of certain noncash expenses and facilitating a comparison of its financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of its own operating results from period to period. The Company’s management uses Core earnings in this way. The Company believes that its investors also use Core earnings or a comparable supplemental performance measure to evaluate and compare the Company’s performance to its peers, and as such, the Company believes that the disclosure of Core earnings is useful to its investors.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP), a measure of the Company’s liquidity, or an indication of funds available to fund its cash needs, including its ability to make cash distributions. In addition, the Company’s methodology for calculating Core earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported Core earnings may not be comparable to the Core earnings reported by other REITs.

The Company calculated its Core earnings for the three months ended September 30, 2013 and for the period from the IPO to the end of the period. The table below provides a reconciliation of the Company’s net income to Core earnings:

	For the three months ended September 30,
	2013	Per Share
	(in thousands)

Net Income attributable to controlling shareholders	$1,842	$0.11
Adjustments attributable to controlling shareholders(1):
Non-cash equity-based compensation charge	438
Amortization of intangibles	49
Non-cash provision for taxes	—

Core Earnings(2)	$2,329	$0.14

(1)	Includes only the portion of the adjustment that is allocated to the controlling shareholders.
(2)	Core earnings per share for the quarter is based on 16,529,881 shares, which represent the weighted average number of fully-diluted shares outstanding (including 734,763 restricted stock shares and units that receive dividends) and excludes the share equivalent of the minority interest in the Operating Partnership as the income attributable to the minority interest is also excluded.

	For the Period from April 23, 2013 to September 30,
	2013	Per Share
	(in thousands)

Net Loss attributable to controlling shareholders	$(3,129)	$(0.20)
Adjustments attributable to controlling shareholders(3):
Non-cash equity-based compensation charge	6,446
Amortization of intangibles	100
Non-cash provision for taxes	—

Core Earnings(4)	$3,417	$0.21

(3)	Includes only the portion of the adjustment that is allocated to the controlling shareholders.
(4)	Core earnings per share is based on 16,377,392 shares, which represent the weighted average number of fully-diluted shares outstanding (including 734,763 restricted stock shares and units that receive dividends) and excludes the minority interest in the Operating Partnership as the income attributable to the minority interest is also excluded.

The table below provides a reconciliation of the GAAP Other Expenses, net to Core Other Expenses, net for the three months ended September 30 and June 30, 2013:

	For the three months ended
	September 30, 2013	June 30, 2013
	(in thousands)

Other Expenses, Net (GAAP)	$2,902	$8,638
Adjustments:
Non-cash equity-based compensation charge	(450)	(6,179)
Amortization of intangibles	(51)	(53)
Non-cash provision for taxes	—

Other Expenses, net (Core Earnings)	$2,401	$2,406

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Investment Revenue:
Investment interest income	$5,180	$2,927	$11,292	$8,498
Investment interest expense	(2,590)	(2,438)	(6,895)	(7,031)

Net Investment Revenue	2,590	489	4,397	1,467
Other Investment Revenue:
Gain on securitization of receivables	1,885	342	2,770	1,972
Fee income	321	10,147	1,249	11,093

Other Investment Revenue	2,206	10,489	4,019	13,065

Total Revenue, net of investment interest expense	4,796	10,978	8,416	14,532

Compensation and benefits	(1,979)	(4,139)	(10,422)	(6,632)
General and administrative	(866)	(1,907)	(2,793)	(3,276)
Depreciation and amortization of intangibles	(61)	(106)	(277)	(326)
Other interest expense	—	(61)	(56)	(204)
Other income	4	10	18	38
Unrealized gain on derivative instruments	—	14	15	44
Gain (Loss) from equity method investment in affiliate	—	1,436	—	(485)

Other Expenses, net	(2,902)	(4,753)	(13,515)	(10,841)

Net Income (Loss) before income tax	1,894	6,225	(5,099)	3,691
Income tax expense	—	—	—	—

Net Income (Loss)	$1,894	$6,225	$(5,099)	$3,691

Net income (loss) attributable to non-controlling interest holders	52		(1,970)

Net income (loss) attributable to controlling shareholders	$1,842		$(3,129)

Basic earnings per common share	$0.11		$(0.20)

Diluted earnings per common share	$0.11		$(0.20)

Dividend declared August 2013	$0.06		$0.06

Weighted average common shares outstanding—basic	15,795,118		15,642,629

Weighted average common shares outstanding—diluted	15,795,118		15,642,629

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	For the three months ended
	September 30, 2013	June 30, 2013	March 31, 2013	Year to date 2013
Net Investment Revenue:
Investment interest income	$5,180	$3,401	$2,711	$11,292
Investment interest expense	(2,590)	(2,069)	(2,236)	(6,895)

Net Investment Revenue	2,590	1,332	475	4,397
Other Investment Revenue:
Gain on securitization of receivables	1,885	885	—	2,770
Fee income	321	648	280	1,249

Other Investment Revenue	2,206	1,533	280	4,019

Total Revenue, net of investment interest expense	4,796	2,865	755	8,416

Compensation and benefits	(1,979)	(7,292)	(1,151)	(10,422)
General and administrative	(866)	(1,238)	(689)	(2,793)
Depreciation and amortization of intangibles	(61)	(111)	(105)	(277)
Other interest expense	—	(7)	(49)	(56)
Other income	4	13	1	18
Unrealized (loss) gain on derivative instruments	—	(4)	19	15

Other Expenses, net	(2,902)	(8,639)	(1,974)	(13,515)

Net Income (Loss) before income tax	1,894	(5,774)	(1,219)	(5,099)
Income tax expense	—	—	—	—

Net Income (Loss)	$1,894	$(5,774)	$(1,219)	$(5,099)

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013 and DECEMBER 31, 2012

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	September 30, 2013	December 31, 2012

Assets
Financing receivables	$327,472	$191,399
Investments	87,525	—
Financing receivable held for sale	21,138	—
Securitization assets	5,510	6,231
Cash and cash equivalents	24,217	8,024
Restricted cash and cash equivalents	38,927	55
Intangible assets, net	1,756	1,970
Goodwill	3,798	3,798
Other assets	10,294	1,308

Total Assets	$520,637	$212,785

Liabilities and Equity
Liabilities:
Accounts payable and accrued expenses	$5,704	$6,812
Credit facility	83,837	4,170
Deferred funding obligations	77,194	—
Nonrecourse debt	187,788	195,952
Deferred tax liability	2,050	—

Total Liabilities	356,573	206,934

Equity:
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized, 15,795,118 shares issued and outstanding	158	—
Series A participating preferred units	—	—
Class A common units	—	68
Additional paid in capital	160,099	—
Retained (deficit) earnings	(592)	5,511
Accumulated other comprehensive (loss) income	(66)	272
Non-controlling interest	4,465	—

Total Equity	164,064	5,851

Total Liabilities and Equity	$520,637	$212,785